UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                       FORM 8 - K

                      CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report June 11, 1998


                           COMMISSION FILE NO. 0-24812


         DIVOT GOLF CORPORATION  F/K/A BRASSIE GOLF CORPORATION
------------------------------------------------------------------------
  (Exact name of registrant as specified in its charter)


               DELAWARE                       56-1781650
--------------------------------   -----------------------------

  (State or other jurisdiction (I.R.S. Employer Identification No.) incorporation or organization)

        One Tampa City Center, Suite 200, Tampa, FL 33602
------------------------------------------------------------------------------
             (Address of principal executive offices)


                          (813) 222-0611
------------------------------------------------------------------------------
       (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

                   DIVOT GOLF CORPORATION

                         FORM 8 - K

                       TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets - None

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events.....................................................Page 3

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures................................................................Page 3

ITEM 5.  Other Events

On June 11, 1998, the Company received a letter from the Nasdaq Stock Market, Inc. ("Nasdaq") notifying the Company that its securities are scheduled to be delisted from the Nasdaq SmallCap Market effective the opening of business June 18, 1998. The reason stated for delisting is the Company's failure to meet both
(1) the net tangible asset, market capital, and net income, and (2) the bid price requirements as set forth in the Nasdaq Marketplace Rules.

The Company will appeal the delisting, which under Nasdaq's rules will automatically stay any delisting pending a ruling by the hearing panel. The hearing is expected to be held within approximately four to six weeks. There can be no assurance that the hearing (or any appeal therefrom) will result in a ruling favorable to the Company nor that the Company's securities will continue to be listed on the Nasdaq SmallCap Market as a result of the appeal.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                   DIVOT GOLF CORPORATION


                                By: /s/ Clifford F. Bagnall
                                -------------------------
                                   Clifford F. Bagnall
                                   Chief Financial Officer

Date: June 15, 1998